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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 10, 2006

ENXNET, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-30675	73-1561191
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

11333 E. Pine St., Suite 75
Tulsa, Oklahoma 74119
(Address of principal executive offices and Zip Code)

(918) 592-0015
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 10, 2006 we entered into a consulting agreement with Integrated Capital Partners, Inc., a Nevada corporation having a place of business at 1 Anderson Road, Street 2, Suite 105, Bernardsville, New Jersey 07924 wherein we retained Integrated Capital Partners, Inc. as a consultant for the following services: to assist us in obtaining listing status on identified securities exchanges in Europe; to advise us regarding appropriate exchanges for trading in Europe; to assist us with respect to general promotional activities and the development and execution of promotional campaigns; to assist us in our efforts to raise capital through the issuance of equity securities; and, to advise us with respect to general business matters. In consideration of the foregoing, we agreed to pay Integrated Capital Partners, Inc. 350,000 shares of restricted common stock, priced at $0.60 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of August, 2006.

ENXNET INC.

BY:	RYAN CORLEY
Ryan Corley
President, Principal Executive Officer, and a member of the Board of Directors.